UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 26, 2011
GAIN CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600

(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)
Bedminster One
135 Route 202/206
Bedminster, New Jersey 07921
(Address of Principal Executive Offices)
(908) 731-0700
Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 26, 2011, GAIN Capital Holdings, Inc., a Delaware corporation (the “Company”), announced that James C. Mills, a designee of VantagePoint Venture Partners (“VantagePoint”), has resigned from the Company’s Board of Directors and Compensation Committee of the Board of Directors. Mr. Mills has informed the Company that his resignation is not due to any disagreement between Mr. Mills and the Company on any matter relating to the Company’s operations, policies or practices.
     Pursuant to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) and Amended and Restated Bylaws (the “Bylaws”), VantagePoint shall have the right to nominate one individual in the slate of director nominees for election at the Company’s 2011 Annual Meeting of Stockholders. In addition, the Company’s Charter and Bylaws provide that in the event a VantagePoint designee ceases to serve as a director for any reason, including resignation, VantagePoint shall have the right to designate an individual to fill the vacancy until the earlier of (i) such time that VantagePoint, beneficially owns, in the aggregate, less than 50% of all shares of the Company’s common stock that VantagePoint owned upon completion of the Company’s initial public offering in December 2010, (ii) immediately prior to the Company’s 2014 Annual Meeting of Stockholders, and (iii) such time that VantagePoint notifies the Board of Directors that it no longer requires that an individual designated by them serve on the Company’s Board of Directors. If during such period the designee of VantagePoint is not elected following an election contest, then the Company’s Board of Directors will expand the size of the Board of Directors and appoint a different individual designated by VantagePoint to fill the newly created vacancy.
     Exercising the rights described above, on April 26, 2011, VantagePoint designated Thomas A. Bevilacqua to fill the vacancy left by Mr. Mills. After review of the experience and credentials of Mr. Bevilacqua, the Nominating and Corporate Governance Committee of the Board of Directors recommended, and the members of the Board of Directors approved, the appointment of Mr. Bevilacqua to the Company’s Board of Directors.
     Thomas A. Bevilacqua. Since 2007, Mr. Bevilacqua has served as a Managing Director and Group Co-Leader, Information Technology, with VantagePoint Capital Partners. Prior to joining VantagePoint, Mr. Bevilacqua served from 1998 to 2003, as Executive Vice President of E*TRADE Financial in charge of Corporate Development and Strategy. While at E*TRADE, Mr. Bevilacqua founded ArrowPath Ventures, an early stage venture capital fund that was later spun out. Mr. Bevilacqua served as the Managing Partner of ArrowPath from 2000 through 2007. Mr. Bevilacqua currently serves as a member of the Board of Directors of WageWorks, Inc., InnoPath Software, Inc, Livescribe, Inc and EndPlay, Inc. Mr. Bevilacqua received a B.S, in Business Administration from the University of California at Berkeley and a J.D. from the University of California in San Francisco (Hastings College).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2011	GAIN CAPITAL HOLDINGS, INC.
	By:	/s/ Henry Lyons
		Name:	Henry Lyons
		Title:	Chief Financial Officer and Treasurer